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                                                                    EXHIBIT 12.1

                             PACCAR Financial Corp.

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                     PURSUANT TO SEC REPORTING REQUIREMENTS
                             (Thousands of Dollars)


                                                                                   Six Months Ended
                                                                                        June 30
                                                                             1995                   1994
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
FIXED CHARGES
  Interest expense                                                          $42,064                $27,948

  Portion of rentals deemed interest                                            120                    113
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TOTAL FIXED CHARGES                                                         $42,184                $28,061
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EARNINGS
  Income before taxes                                                       $21,775                $19,990

  Fixed charges                                                              42,184                 28,061
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EARNINGS AS DEFINED                                                         $63,959                $48,051
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RATIO OF EARNINGS TO FIXED CHARGES                                            1.52X                  1.71X
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




The method of computing the ratio of earnings to fixed charges shown above complies with SEC reporting requirements but differs from the method called for in the Support Agreement between the Company and PACCAR Inc. See Exhibit 12.2.





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